Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC SCHEDULES FULL YEAR 2005 EARNINGS RELEASE

New York, NY (March 9, 2006) – Interpublic Group (NYSE: IPG) today announced that it will release earnings for the full year 2005 and file its annual report on form 10-K on the morning of March 22, 2006. The company will hold a conference call for investors at 8:30 a.m. Eastern Time on that date to review results.

The company intends to avail itself of a portion of the 15-day grace period afforded by SEC Rule 12b-25. The company indicated that, given its previously disclosed material weaknesses, the extension is necessary to complete the procedures required to finalize the accounting for previously disclosed issues primarily related to client and vendor credits.

Management expects that it will receive an unqualified opinion on the company’s 2005 financial results from its outside auditors and, consistent with previous disclosure, an adverse opinion on the operating effectiveness of its internal controls over financial reporting. The company also reiterated that it will hold its Investor Day meeting on March 27, 2006 in New York.

To join the conference call on March 22, please call (866) 314-5050. Outside the United States, please call (617) 213-8051. The participant passcode is 77796093. The call can be accessed live on the company’s website, www.interpublic.com.

The conference call will be recorded and available for 30 days by calling (888) 286-8010 followed by the passcode 95089674. Outside the United States, please call (617) 801-6888 followed by the passcode 95089674. The call will also be archived and available in the investor relations section of the company’s website.

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 Interpublic Group  1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel 212-704-1201 fax

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

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Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

 Interpublic Group  1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel 212-704-1201 fax